UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

Amendment No. 1

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 13, 2004 (January 30, 2004)

Date of Report (Date of earliest event reported)

EPIQ SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Missouri	0-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue Kansas City, KS 66105
(Address of principal executive offices)

(913) 621-9500
(Registrant’s telephone number, including area code)

This Amendment No. 1 supplements and amends the Registrant’s Current Report on Form 8-K dated February 13, 2004, which reported our acquisition of P-D Holding Corp. and its wholly-owned subsidiary, the Poorman-Douglas Corporation.

Item 2.  Acquisition or Disposition of Assets.

On January 30, 2004, the Registrant acquired P-D Holding Corp. and Poorman-Douglas Corporation (“Poorman-Douglas”) for approximately $115 million in cash and capitalizable acquisition costs.  Poorman-Douglas is a provider of technology-based products and services for class action, mass tort and bankruptcy case administration with revenue of $63.6 million for its fiscal year ended September 30, 2003.  The acquisition was effected through a reverse merger of P-D Holding Corp. (the parent corporation of Poorman-Douglas Corporation) into a wholly-owned subsidiary of the Registrant formed for that purpose.  The Registrant operates Poorman-Douglas as a wholly-owned subsidiary from its current location in metropolitan Portland, Oregon.  The Registrant funded the acquisition with a combination of cash on hand and borrowings under the $100 million credit facility described below.

The Registrant funded a portion of the purchase price with a $100 million syndicated credit facility arranged by LaSalle Bank National Association.  The credit facility consists of a $45 million senior term loan, a $30 million subordinated term loan and a $25 million senior revolving credit loan.  The senior term loan requires quarterly principal payments of $4.5 million beginning April 30, 2004, and matures on July 31, 2006.  The subordinated term loan and the revolving loan require interest only payments and mature on December 31, 2006, and July 31, 2006, respectively.

Item 7.  Financial Statements and Exhibits.

(a)           Financial statements of business acquired:

P-D Holding Corp. and Subsidiaries

Independent Auditor's Report

Consolidated Balance Sheets as of December 31, 2003 and (unaudited) 2002 and September 30, 2003 and 2002

Consolidated Statements of Income for the three months ended December 31, 2003 and (unaudited) 2002, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001

Consolidated Statements of Changes in Stockholders’ Equity for the three months ended December 31, 2003, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001

Consolidated Statements of Cash Flows for the three months ended December 31, 2003 and (unaudited) 2002, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001

Notes to Consolidated Financial Statements

1

(b)           Pro Forma Financial Information (Unaudited):

EPIQ Systems, Inc.

Pro Forma Condensed Combined Balance Sheet as of December 31, 2003

Pro Forma Condensed Combined Statement of Income for the year ended

December 31, 2003

Notes to Pro Forma Condensed Combined Financial Information

(c)           Exhibits.

The following exhibits are filed with this Report.  Exhibits 10.1 — 10.7 were filed with the original Form 8-K on February 13, 2004, and Exhibits 23.1 and 99.1 are filed herewith.

10.1         Agreement and Plan of Merger among P-D Holding Corp., the Registrant, PD Merger Corp., and Endeavour Capital Fund III, L.P., in its capacity as Shareholders’ Representative, dated as of January 30, 2004.

10.2         Agreement Related to Merger Agreement among the Registrant, P-D Holding Corp., certain shareholders of P-D Holding Corp. and Endeavour Capital Fund III, L.P., in its capacity as Shareholders’ Representative, dated as of January 30, 2004.

10.3         Employment and Non-Competition Agreement between Poorman-Douglas Corporation and Jeffrey B. Baker dated as of January 30, 2004.

10.4         Employment and Non-Competition Agreement between Poorman-Douglas Corporation and Edward J. Nimmo dated as of January 30, 2004.

10.5         Stock Option Agreement between the Registrant and Jeffrey B. Baker dated as of January 30, 2004.

10.6         Stock Option Agreement between the Registrant and Edward J. Nimmo dated as of January 30, 2004.

10.7         Credit Agreement among the Registrant, Bankruptcy Services LLC and Poorman-Douglas Corporation, as Borrowers; the various financial institutions party thereto, as Lenders; LaSalle Bank National Association, as Administrative Agent; and Keybank National Association, as Syndication Agent; LaSalle Bank National Association, as Arranger, dated as of January 30, 2004.

23.1         Consent of Moss Adams LLP, Independent Auditors to Poorman-Douglas.*

99.1         Report of Arthur Andersen LLP, Independent Public Accountants to Poorman-Douglas, which report is dated November 2, 2001, and has not been reissued.*

*              Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date:	April 13, 2004	/s/ Tom W. Olofson
Tom W. Olofson
Chairman of the Board
Chief Executive Officer
Director

3

EPIQ SYSTEMS, INC.
INDEX TO FINANCIAL STATEMENTS

Financial Statements
Page

1.	P-D Holding Corp. and Subsidiaries	F-1

	Independent Auditor's Report	F-3

	Consolidated Balance Sheets as of December 31, 2003 and (unaudited) 2002 and September 30, 2003 and 2002	F-4

Consolidated Statements of Income for the three months ended December 31, 2003 and (unaudited) 2002, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001

F-5

Consolidated Statements of Changes in Stockholders’ Equity for the three months ended December 31, 2003, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001

F-6

Consolidated Statements of Cash Flows for the three months ended December 31, 2003 and (unaudited) 2002, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001

F-8

	Notes to Consolidated Financial Statements	F-10

2.	EPIQ Systems, Inc. Pro Forma Financial Information (Unaudited)	F-29

	Pro Forma Condensed Combined Balance Sheet as of December 31, 2003	F-30

	Pro Forma Condensed Combined Statement of Income for the year ended December 31, 2003	F-31

	Notes to Pro Forma Condensed Combined Financial Information	F-32

4

P-D HOLDING CORP.
AND SUBSIDIARIES

INDEPENDENT AUDITOR’S REPORT
AND
CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2003 AND 2002 (Unaudited),
SEPTEMBER 30, 2003, 2002, AND 2001

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders
P-D Holding Corp. and Subsidiaries

We have audited the accompanying consolidated balance sheets of P-D Holding Corp. (an Oregon corporation) and Subsidiaries as of December 31, 2003, and September 30, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the three months ended December 31, 2003, and the years ended September 30, 2003 and 2002.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.  The consolidated financial statements of P-D Holding Corp. and Subsidiaries from inception (March 2, 2001) to September 30, 2001, were audited by other auditors who have ceased operations and whose report dated November 2, 2001, expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of P-D Holding Corp. and Subsidiaries as of December 31, 2003, and September 30, 2003 and 2002, and the results of their consolidated operations and cash flows for the three months ended December 31, 2003, and the years ended September 30, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1, P-D Holding Corp. and Subsidiaries were acquired by and merged into EPIQ Systems, Inc. as of January 30, 2004.

/s/ Moss Adams LLP
Portland, Oregon
April 6, 2004

P-D HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,		September 30,
	2003	2002	2003	2002
		(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$5,993,748	$1,809,121	$932,980	$75,222
Accounts receivable, net of allowance for doubtful accounts of $467,107 and $582,275 at December 31, 2003 and 2002, and $348,973 and $578,843 at September 30, 2003 and 2002, respectively	13,345,505	10,130,842	17,672,677	11,307,800
Inventories	239,289	251,515	265,396	220,598
Prepaid expenses and other current assets	1,671,875	956,548	1,179,071	1,083,183
Deferred income taxes	270,817	243,139	225,505	327,179

Total current assets	21,521,234	13,391,165	20,275,629	13,013,982

PROPERTY AND EQUIPMENT, net	5,599,945	10,851,667	5,811,699	11,239,335
GOODWILL, net	10,772,356	10,772,356	10,772,356	10,772,356
OTHER ASSETS	1,935,527	425,149	2,078,462	647,954

TOTAL ASSETS	$39,829,062	$35,440,337	$38,938,146	$35,673,627

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Checks issued in excess of bank balance	$—	$—	$—	$126,888
Line of credit	—	189,836	—	48,679
Accounts payable	2,863,604	1,830,839	2,911,036	2,673,333
Accrued liabilities	536,694	1,024,277	1,468,795	1,189,341
Income taxes payable	1,410,048	353,491	2,148,867	55,452
Customer deposits	1,845,901	2,749,363	1,036,894	940,565
Current portion of long-term debt	—	2,455,357	—	2,455,357

Total current liabilities	6,656,247	8,603,163	7,565,592	7,489,615

DEFERRED GAIN ON SALE OF REAL ESTATE, net	5,263,646	—	5,375,639	—
LONG-TERM DEBT, net of current portion	—	6,794,643	—	9,294,643

Total liabilities and deferred gain	11,919,893	15,397,806	12,941,231	16,784,258

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS’ EQUITY
Series A cumulative redeemable preferred stock, no par value, 20,000,000 shares authorized; 12,523,587 and 12,499,622 shares outstanding at December 31, 2003 and 2002, and 12,523,587 and 12,499,622 shares outstanding at September 30, 2003 and 2002, respectively	15,555,671	14,386,787	15,260,305	14,117,817
Common stock, no par value, 30,000,000 shares authorized; 13,922,844 and 13,868,124 shares outstanding at December 31, 2003 and 2002, and 13,925,344 and 13,884,412 shares outstanding at September 30, 2003 and 2002, respectively	732,329	693,110	732,788	693,458
Retained earnings	11,621,169	4,962,634	10,003,822	4,078,094

Total stockholders’ equity	27,909,169	20,042,531	25,996,915	18,889,369

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$39,829,062	$35,440,337	$38,938,146	$35,673,627

See accompanying notes

P-D HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

					For the Period From
					Inception (March 2,
	Three Months Ended				2001) Through
	December 31,		Years Ended September 30,		September 30,
	2003	2002	2003	2002	2001
		(Unaudited)

REVENUES	$17,480,059	$13,433,710	$63,617,857	$60,155,818	$31,034,804

DIRECT COSTS	11,759,558	9,740,264	44,217,368	44,978,338	23,196,645

Gross margin	5,720,501	3,693,446	19,400,489	15,177,480	7,838,159

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	2,703,635	1,797,856	7,900,615	8,164,141	4,318,530

Income from operations	3,016,866	1,895,590	11,499,874	7,013,339	3,519,629

OTHER INCOME (EXPENSE)
Other income	135,341	20,900	111,911	82,332	31,777
Interest expense	(19,399)	(137,117)	(442,687)	(560,894)	(748,426)

Other income (expense), net	115,942	(116,217)	(330,776)	(478,562)	(716,649)

INCOME BEFORE INCOME TAX PROVISION	3,132,808	1,779,373	11,169,098	6,534,777	2,802,980

INCOME TAX PROVISION	1,220,095	625,863	4,124,847	2,497,179	1,144,289

NET INCOME	$1,912,713	$1,153,510	$7,044,251	$4,037,598	$1,658,691

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.12	$0.06	$0.43	$0.22	$0.08

DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.12	$0.06	$0.42	$0.22	$0.08

See accompanying notes.

P-D HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Series A					Total
	Preferred Stock		Common Stock		Retained	Stockholders’
	Shares	Amount	Shares	Amount	Earnings	Equity

BALANCE, March 2, 2001	11,982,000	$11,982,000	11,760,00	$588,000	$—	$12,570,000

Issuance of restricted preferred and common stock	527,208	527,208	455,840	22,792	—	550,000

Exercise of options for common stock	—	—	1,600,072	80,004	—	80,004

Dividends accrued but unpaid	—	569,449	—	—	(569,449)	—

Net income	—	—	—	—	1,658,691	1,658,691

BALANCE, September 30, 2001	12,509,208	13,078,657	13,815,912	690,796	1,089,242	14,858,695

Repurchase of preferred and common stock	(9,586)	(9,586)	(3,000)	(913)	—	(10,499)

Exercise of options for common stock	—	—	71,500	3,575	—	3,575

Dividends accrued but unpaid	—	1,048,746	—	—	(1,048,746)	—

Net income	—	—	—	—	4,037,598	4,037,598

BALANCE, September 30, 2002	12,499,622	14,117,817	13,884,412	693,458	4,078,094	18,889,369

Issuance of restricted preferred and common stock	71,895	71,895	62,160	23,621	—	95,516

Repurchase of preferred and common stock	(47,930)	(47,930)	(71,228)	(3,291)	—	(51,221)

Exercise of options for common stock	—	—	50,000	19,000	—	19,000

Dividends accrued but unpaid	—	1,118,523	—	—	(1,118,523)	—

Net income	—	—	—	—	7,044,251	7,044,251

BALANCE, September 30, 2003	12,523,587	15,260,305	13,925,344	732,788	10,003,822	25,996,915

	Series A					Total
	Preferred Stock		Common Stock		Retained	Stockholders’
	Shares	Amount	Shares	Amount	Earnings	Equity

Repurchase of common stock	—	$—	(2,500)	$(459)	$—	$(459)

Dividends accrued but unpaid	—	295,366	—	—	(295,366)	—

Net income	—	—	—	—	1,912,713	1,912,713

BALANCE, December 31, 2003	12,523,587	$15,555,671	13,922,844	$732,329	$11,621,169	$27,909,169

See accompanying notes.

P-D HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

					For the Period From
					Inception (March 2,
	Three Months Ended				2001) Through
	December 31,		Years Ended September 30,		September 30,
	2003	2002	2003	2002	2001
		(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,912,713	$1,153,510	$7,044,251	$4,037,598	$1,658,691

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	573,474	633,149	2,620,954	3,262,417	1,803,793
Change in deferred income taxes	64,965	327,823	(1,469,983)	22,024	(445,808)
Change in deferred gain	(111,993)	—	—	—	—
Loss on disposal of equipment	28	—	2,486	—	—

Changes in operating assets and liabilities:
Accounts receivable	4,327,172	1,176,958	(6,364,877)	(725,519)	2,267,989
Inventories	26,107	(30,917)	(44,798)	89,478	(102,668)
Prepaid expenses and other current assets	(492,804)	126,635	(95,888)	(134,598)	(157,614)
Other assets	—	(61,749)	(131,749)	(25,754)	—
Accounts payable	(47,432)	(842,494)	237,703	1,006,466	(1,433,484)
Accrued liabilities	(932,101)	(165,064)	279,454	338,127	221,831
Income taxes payable	(738,819)	298,039	2,093,415	41,355	14,097
Customer deposits	809,007	1,808,798	96,329	13,009	(873,017)

Net cash from operating activities	5,390,317	4,424,688	4,267,297	7,924,603	2,953,810

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(329,090)	(204,710)	(916,434)	(5,528,156)	(853,006)
Net proceeds from sale-leaseback of building	—	—	9,369,167	—	—

Net cash from investing activities	(329,090)	(204,710)	8,452,733	(5,528,156)	(853,006)

CASH FLOWS FROM FINANCING ACTIVITIES
Checks issued in excess of bank balance	—	(126,888)	(126,888)	126,888	—
Borrowings (payments) on line of credit, net	—	141,157	(48,679)	(5,530,822)	(2,720,499)
Proceeds from issuance of long-term debt	—	—	—	4,250,000	—
Payments on long-term debt	—	(2,500,000)	(11,750,000)	(2,000,000)	(500,000)
Repurchase of preferred and common stock	(459)	(348)	(51,221)	(10,499)	—
Proceeds from sales of common and preferred stock and exercise of stock options	—	—	114,516	3,575	630,004

Net cash from financing activities	(459)	(2,486,079)	(11,862,272)	(3,160,858)	(2,590,495)

					For the Period From
					Inception (March 2,
	Three Months Ended				2001) Through
	December 31,		Years Ended September 30,		September 30,
	2003	2002	2003	2002	2001
		(Unaudited)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$5,060,768	$1,733,899	$857,758	$(764,411)	$(489,691)

CASH AND CASH EQUIVALENTS, beginning of year	932,980	75,222	75,222	839,633	1,329,324

CASH AND CASH EQUIVALENTS, end of year	$5,993,748	$1,809,121	$932,980	$75,222	$839,633

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$44,813	$126,908	$443,604	$600,044	$709,276
Cash paid for income taxes	$1,893,949	$—	$2,857,600	$2,083,000	$1,576,000

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITY
Sale-leaseback of building:
Proceeds, net of sale expenses of $380,833			$9,369,167
Net book value of land and building			(3,993,528)

Deferred gain			$5,375,639

See accompanying notes.

NOTE 1       –  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – P-D Holding Corp. is a holding company with its principal asset comprised of its ownership interests in wholly-owned subsidiaries, Poorman-Douglas Corporation and P-D Holding Real Estate, LLC (collectively, the Company).  The Company is based in Beaverton, Oregon, with services marketed throughout the United States.

Poorman-Douglas Corporation is a provider of outsourced processing services related to class action settlement cases, bankruptcy cases, legal notice advertising and publishing, and specialized printing and mailing applications. Poorman-Douglas Corporation’s operations consist of two divisions, Legal Services and Corporate Services.  The Legal Services division provides administration, data processing, and distribution services for large, complex bankruptcy cases and class action lawsuits nationwide. This division utilizes a proprietary technology platform to track and manage incoming claims, identify claimants, and manage the distribution of awards.  The Corporate Services division processes and presents customized payments, notices, invoices, stock trade confirmations, and account statements as well as manages the presentment requirements of the Legal Services division.

P-D Holding Real Estate, LLC was a single-member limited liability corporation engaged in the ownership and operation of the Company’s headquarters building which was acquired in 2002 and sold during 2003 in a sale-leaseback transaction. P-D Holding Real Estate, LLC was dissolved in December 2003.

On January 30, 2004, P-D Holding Corp. and Poorman-Douglas Corporation (Poorman-Douglas) were acquired by EPIQ Systems, Inc. (EPIQ) of Kansas City, Kansas, for approximately $115 million in cash or $7.04 per share of outstanding common stock.  The acquisition was effected through a reverse merger of P-D Holding Corp. into a wholly-owned subsidiary of EPIQ formed for that purpose.  In connection with the acquisition, all accrued but unpaid dividends due holders of the preferred stock were paid and all outstanding stock options became fully vested.

In order to complete the transaction, Jeffrey B. Baker, Chief Executive Officer, and Edward J. Nimmo, President, entered into four-year employment agreements and received stock option grants from EPIQ.  Four additional employees also entered into employment agreements shortly after the transaction was completed.

Basis of presentation – The consolidated financial statements include the accounts of P-D Holding Corp. and its subsidiaries, Poorman-Douglas Corporation and P-D Holding Real Estate, LLC.  All significant intercompany accounts and transactions have been eliminated in consolidation.

The interim financial statements as of and for the three months ended December 31, 2002, have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  The financial information included with the 2002 interim financial statements has been prepared by management without audit by independent public accountants.  In the opinion of management, all adjustments, including normal recurring accruals necessary for the fair presentation of results of operations for the three months ended December 31, 2002, have been made.  The results of operations for the three months ended December 31, 2003, are not necessarily indicative of results to be anticipated for the year ending September 30, 2004.

Use of estimates – The preparation of consolidated financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents – The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts receivable – Accounts receivable are recorded as services are rendered and are charged off against the allowance for doubtful accounts when they are determined by management to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company’s historical losses, review of specific problem accounts, existing economic conditions in the industry, and the financial stability of its customers. Generally, the Company considers accounts receivable past due after 30 days.

Inventories – Inventories consist primarily of paper products and supplies, and are stated at the lower of cost (first-in, first-out method) or market.

Property and equipment – Property and equipment are recorded at cost and are depreciated over the estimated useful lives of the assets using the straight-line method.  Expenditures for additions, improvements and renewals, if significant, are capitalized and expenditures for repairs and maintenance are expensed in the year incurred.  The estimated useful lives of property and equipment are as follows:

Building and improvements	10 – 39 years
Furniture and equipment	3 – 7 years
Software	3 – 5 years

Internally developed software costs – The costs of internally developed software which meet the criteria for capitalization in Statement of Position 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use,” are capitalized. Accordingly, internal and external costs incurred to develop internal-use computer software during the application development stage are capitalized.  Capitalization of costs begin when the preliminary project development stage is complete, management commits to funding a computer software project and it is probable that the project will be completed and the software will be used to perform the function intended. Internally developed software costs include coding, software configuration, upgrades and enhancements, and are amortized by the straight-line method over an estimated economic life of three to five years.

Goodwill – Goodwill that resulted from the purchase of the Company was amortized on a straight-line basis over an estimated life of 15 years until October 1, 2002. Goodwill amortization expense was $806,875 for the year ended September 30, 2002, and $464,397 for the period from inception (March 2, 2001) through September 30, 2001.  As of October 1, 2002, in accordance with accounting principles generally accepted in the United States of America, the Company ceased amortization of goodwill and currently performs an annual evaluation of the carrying cost for impairment. If impairment exists, goodwill and income from operations will each be reduced in the period of impairment.

Deferred costs and revenues – Deferred loan costs are classified within other assets and are amortized over the term of the related debt.  Deferred loan costs of $32,658, $272,898, $120,095, and $82,451 were amortized to expense for the three months ended December 31, 2003, the years ended September 30, 2003 and 2002, and the period from inception (March 2, 2001) through September 30, 2001, respectively.

Deferred gains of $5,375,639 from the 2003 sale-leaseback of the Company’s headquarters facility are recognized ratably over the term of the underlying lease transaction. Revenues recognized relating to deferred gains were $111,993 for the three months ended December 31, 2003.

Revenue recognition – Revenue from Legal Services and Corporate Services are recognized as the services are performed.  The Company incurs pass-through expenses, such as postage and advertising costs, that under EITF No. 99-19, “Reporting Revenue Gross as a Principal Versus Nets as an Agent,” are recorded in their gross amount in the consolidated statements of income.  Total pass-through reimbursements of $4,490,632, $21,345,597, and $24,088,217 were recorded as revenue for the three months ended December 31, 2003, and for the years ended September 30, 2003 and 2002, respectively.  Pass-through expenses of $4,262,739, $20,182,800, and $21,721,209 were recorded as direct costs for the three months ended December 31, 2003, and for the years ended September 30, 2003 and 2002, respectively.  Total pass-through reimbursements of $9,687,123 and pass-through expenses of $8,927,000 were recorded as revenue and direct costs, respectively, for the period from inception (March 2, 2001) through September 30, 2001.

Advertising costs – Advertising costs, exclusive of costs incurred and reimbursed on behalf of customers, are expensed as incurred. Advertising expenses were $62,612, $91,528, $146,402 and $48,819 for the three months ended December 31, 2003, the years ended September 30, 2003 and 2002, and the period from inception (March 2, 2001) through September 30, 2001, respectively.

Income taxes – Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between assets and liabilities with different bases for financial and income tax reporting.  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will be either deductible or taxable when the assets and liabilities are recovered or settled.

Concentrations of credit risk – Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable.  At December 31, 2003, one customer had an accounts receivable balance representing 13% of total balances outstanding.  No customer comprised greater than 10% of total net revenues for the three months ended December 31, 2003.

At September 30, 2003 and 2002, two customers had accounts receivable balances representing 37% and 22%, respectively, of total outstanding accounts receivable. No customer comprised greater than 10% of total net revenues for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001.

At December 31, 2003, the Company had $5,893,748 of cash on deposit at financial institutions in excess of federally insured limits.

Earnings per share of common stock – Basic earnings per share of common stock is computed by dividing net income available to stockholders, less preferred stock dividends, by the weighted average number of common shares outstanding during the period.  Diluted earnings per share of common stock is computed similar to basic earnings per share of common stock except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued. Included in the denominator is the dilutive effect of common stock options computed using the treasury stock method.

Stock-based compensation – Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” defines a fair value-based method of accounting for employee stock options and similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans.  However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board Opinion No. 25 and its related interpretations (APB No. 25), “Accounting for Stock Issued to Employees.”  Entities using the accounting in APB No. 25 must make pro forma disclosures of net income as if the fair value-based method of accounting defined in SFAS No. 123 had been adopted.

The Company accounts for its employee stock incentive plan in accordance with the provisions of APB No. 25.  Had compensation cost for the Company’s stock incentive plan been determined based on the method prescribed by SFAS No. 123, net income would have been affected as shown below:

					For the Period
					From Inception
					(March 2, 2001)
	Three Months Ended				Through
	December 31,		Years Ending September 30,		September 30,
	2003	2002	2003	2002	2001
		(Unaudited)

Net income, as reported	$1,912,713	$1,153,510	$7,044,251	$4,037,598	$1,658,691

Total stock-based employee compensation expense determined under fair value-based methods for all awards, net of related tax effects	(1,200)	(170)	(7,200)	(680)	(1,215)

Pro forma net income	1,911,513	1,153,340	7,037,051	4,036,918	1,657,476

Total preferred dividends accrued	(295,366)	(268,970)	(1,118,523)	(1,048,746)	(569,449)

Pro forma income available to common stockholders	$1,616,147	$884,370	$5,918,528	$2,988,172	$1,088,027

Earnings per share:
Basic – as reported	$0.12	$0.06	$0.43	$0.22	$0.08
Basic – pro forma	$0.12	$0.06	$0.42	$0.22	$0.08
Diluted – as reported	$0.12	$0.06	$0.42	$0.22	$0.08
Diluted – pro forma	$0.12	$0.06	$0.42	$0.22	$0.08

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

					For the Period
					From Inception
					(March 2, 2001)
	Three Months Ended				Through
	December 31,		Years Ending September 30,		September 30,
	2003	2002	2003	2002	2001
		(Unaudited)

Dividend yield	0.00%	0.00%	0.00%	0.00%	0.00%
Expected life (years)	7	7	7	7	7
Expected volatility	44.16%	0.00%	44.16%	0.00%	0.00%
Risk-free rate	3.64%	4.71% – 5.10%	3.64%	4.71% – 5.10%	4.71% – 5.10%

The weighted average fair value of common stock options granted during 2003 and 2001 was $.38 and $.05 per share, respectively. There were no stock options granted in 2002 or for the period ended December 31, 2003. Since the Company’s stock is not publicly traded, the fair value of common stock is periodically determined by a calculation performed by management and the Board of Directors. The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts.

Recently issued accounting standards – In June 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement establishes standards regarding classification and measurement of certain financial instruments with characteristics of both liabilities and equity. It requires financial instruments within the scope of this statement to be classified as liabilities (or as assets in some circumstances). Many of these financial instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. For financial instruments created before the issuance date of this statement and still existing at the beginning of the interim period of adoption, transition is achieved by reporting the cumulative effective of a change in an accounting principle by initially measuring the financial instruments at fair value. In November 2003, the FASB deferred the effective date of SFAS No. 150 for mandatorily redeemable financial instruments issued by nonpublic entities that are not Securities and Exchange Commission registrants, as follows: (a) for instruments that are mandatorily redeemable at fixed rates for amounts that either are fixed or are determined by reference to specified indices, the classification, measurement, and disclosure provisions of Statement No. 150 shall be effective for fiscal periods beginning after December 15, 2004, or (b) for all other financial instruments that are mandatorily redeemable, the classification, measurement, and disclosure provisions of SFAS No. 150 are deferred indefinitely pending further FASB action. During that indefinite deferral, the FASB plans to reconsider implementation issues and, perhaps, classification or measurement guidance for those instruments. The Company’s management does not expect that the application of the provisions of this statement will have a material impact on the Company’s consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This statement is effective for contracts entered into or modified after June 30, 2003, except for hedging relationships designated after June 30, 2003. The provisions of this statement relating to Statement No. 133 implementation issues, that have been effective for fiscal quarters that began prior to June 15, 2003, will continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, will be applied to both existing contracts and new contracts entered into after September 30, 2003. The Company’s management does not expect that the application of the provisions of this statement will have a material impact on the Company’s consolidated financial statements.

In January 2003, the FASB issued Interpretation No. 46 (FIN 46), “Consolidation of Variable Interest Entities.” This interpretation clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements,” and requires existing unconsolidated variable interest entities (VIEs) to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. This interpretation explains how to identify VIEs and how an enterprise assesses its interest in a VIE to decide whether to consolidate that entity. In December 2003, the FASB made revisions and delayed implementation of certain provisions of FIN 46. As a nonpublic entity, the Company is now required to apply FIN 46 immediately to all unconsolidated VIEs created after December 31, 2003, and to all remaining VIEs no later than the first annual period beginning after December 15, 2004. The Company does not have any VIEs and, accordingly, implementation of FIN 46 will not result in an impact on its financial position or results of operations.

NOTE 2       –   ACQUISITION AND GOODWILL

Until March 2, 2001, the Company was owned by Fleet National Bank (Fleet). On that date, the Company was acquired by a new investor group including management of the Company. The acquisition was financed by approximately $12.6 million in proceeds from the sale of Series A preferred stock and common stock to the investor and management group and a loan of approximately $18.3 million made by General Electric Capital Corporation (GECC).

The acquisition of the Company by the investor and management group was accounted for using the purchase method of accounting. Consideration of $36,400,308, including cash, debt, and the assumption of certain liabilities, was paid to Fleet to acquire assets of the Company as summarized below:

Cash paid		$12,570,000
Debt acquired		18,300,000
Liabilities assumed		5,530,308

		36,400,308

Current assets	15,252,485
Long-term assets	9,104,195

Assets acquired		24,356,680

Goodwill		$12,043,628

The Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets,” effective October 1, 2002. An initial test for impairment of goodwill was conducted at that time and the annual test of impairment was conducted as of September 30, 2003. The fair value of the reporting unit that originated purchased goodwill was estimated using multiples of earnings before interest, taxes, depreciation and amortization (EBITDA), and resulted in no impairment. Therefore, there was no change in the carrying value of goodwill for the year ending September 30, 2003. Furthermore, no circumstances have arisen as of December 31, 2003, to cause management to reevaluate recognized goodwill for potential impairments.

The pro forma effect of not recording the amortization of goodwill is as follows:

					For the Period From
					Inception (March 2,
	Three Months Ended				2001) Through
	December 31,		Years ending September 30,		September 30,
	2003	2002	2003	2002	2001
		(Unaudited)

Reported net income	$1,912,713	$1,153,510	$7,044,251	$4,037,598	$1,658,691
Add back amortization of goodwill	—	—	—	806,875	464,397
Deduct applicable income tax effect	—	—	—	(308,337)	(189,586)

Adjusted net income	$1,912,713	$1,153,510	$7,044,251	$4,536,136	$1,933,502

Basic earnings per share of common stock	$0.12	$0.06	$0.43	$0.25	$0.11
Diluted earnings per share of common stock	$0.12	$0.06	$0.42	$0.25	$0.11

As a condition of the 2001 acquisition transaction, the Company must maintain all deposit balances, except operating funds, with Fleet through March 2, 2006. In addition, the Company must use its  best efforts to cause new and existing customers to maintain their deposit balances with Fleet. If the Company fails to comply with these commitments, liquidated damages must be paid to Fleet pursuant to provisions of the purchase agreement.

NOTE 3       –   PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,	September 30,
	2003	2003	2002

Land	$—	$—	$1,019,624
Building and improvements	3,053,650	3,040,518	5,997,346
Furniture and equipment	3,996,385	3,826,270	3,529,450
Software	4,811,816	4,677,249	4,209,822
Automobiles	37,991	37,990	11,990

	11,899,842	11,582,027	14,768,232
Less accumulated depreciation and amortization	(6,299,897)	(5,770,328)	(3,528,897)

Property and equipment, net	$5,599,945	$5,811,699	$11,239,335

Depreciation and amortization expense for property and equipment was $540,816 for the three months ended December 31, 2003, $2,348,056 and $2,335,447 for the years ended September 30, 2003 and 2002, respectively, and $1,256,945 for the period from inception (March 2, 2001) through September 30, 2001. These amounts include amortization expense for internally developed software which was $178,725 for the three months ended December 31, 2003, $646,765 and $576,376 for the years ended September 30, 2003 and 2002, respectively, and $164,183 for the period from inception (March 2, 2001) through September 30, 2001.

NOTE 4       –   LINE OF CREDIT AND LONG-TERM DEBT

The Company has a $26,250,000 debt facility with GECC which includes provisions for a term loan of $10,000,000, a second term loan of $4,250,000, and a revolving line of credit with a maximum amount available of $12,000,000. The debt facility is secured by the assets of the Company and expires on April 1, 2006. Interest on the debt facility is based on a variable rate tied to either the index rate reported in the Wall Street Journal plus the applicable margin or the LIBOR plus the applicable margin. The margin is to be determined based upon the Company’s financial performance.

The balance outstanding on the line of credit as of September 30, 2002 was $48,679 with a weighted average interest rate of 5.25%. At December 31, 2003, and September 30, 2003, there was no balance outstanding under this component of the debt facility.

The balance of the term loan was $7,500,000 as of September 30, 2002, with a weighted average interest rate of 4.38%. The term loan was repaid in August 2003. The balance of the second term loan was $4,250,000 as of September 30, 2002, with a weighted average interest rate of 4.54%. This term loan was repaid in September 2003.

The debt facility agreements contain restrictive covenants relating to minimum levels of EBITDA and a fixed-charge coverage ratio and restrictions on capital expenditures.

NOTE 5       –   INCOME TAXES

The components of the deferred tax assets are as follows:

	December 31, 2003
	Deferred Tax Assets	Deferred Tax Liabilities	Net Deferred Tax Assets

Current:
Allowance for doubtful accounts	$178,210	$—
Deferred gain on sale-leaseback transaction	171,824	—
Prepaid insurance	—	79,217

Total current	$350,034	$79,217	$270,817

Long-term:
Basis difference on property and equipment	$114,396	$—
Deferred gain on sale-leaseback transaction	1,826,175	—
Goodwill	—	382,586

Total long-term (included with other assets)	$1,940,571	$382,586	$1,557,985

	September 30, 2003
	Deferred Tax Assets	Deferred Tax Liabilities	Net Deferred Tax Assets

Current:
Allowance for doubtful accounts	$132,610	$—
Deferred gain on sale-leaseback transaction	171,824	—
Organizational costs	228	—
Prepaid insurance	—	79,157

Total current	$304,662	$79,157	$225,505

Long-term:
Basis difference on property and equipment	$104,665	$—
Deferred gain on sale-leaseback transaction	1,868,702	—
Goodwill	—	305,105

Total long-term (included with other assets)	$1,973,367	$305,105	$1,668,262

	2002
	Deferred Tax Assets	Deferred Tax Liabilities	Net Deferred Tax Assets

Current:
Allowance for doubtful accounts	$286,755	$—
Accrued vacation	40,424	—

Total current	$327,179	$—	$327,179

Long-term:
Basis difference on property and equipment (included with other assets)	$96,605	$—	$96,605

Management has not provided a valuation allowance for the deferred tax asset balance as it is believed that it is more likely than not that the asset amounts will be utilized in full to offset future income tax liabilities.

The income tax provision consists of the following:

				Period From
	Three			Inception (March 2,
	Months Ended			2001) Through
	December 31,	Years Ending September 30,		September 30,
	2003	2003	2002	2001

Current income taxes:
Federal	$993,413	$4,904,131	$2,194,846	$1,273,660
State	161,717	690,699	280,309	316,437

	1,155,130	5,594,830	2,475,155	1,590,097

Deferred income taxes:
Federal	55,871	(1,394,328)	18,501	(357,090)
State	9,094	(75,655)	3,523	(88,718)

	64,965	(1,469,983)	22,024	(445,808)

Income tax provision	$1,220,095	$4,124,847	$2,497,179	$1,144,289

The Company’s effective income tax rate differs from the federal statutory rate as shown in the following schedule:

				Period From
	Three			Inception (March 2,
	Months Ended			2001) Through
	December 31,	Years Ending September 30,		September 30,
	2003	2003	2002	2001

Federal income tax expense at statutory rate	$1,065,155	$3,797,493	$2,221,824	$953,013
State income tax expense, net of federal income tax benefit	136,277	486,526	284,655	120,248
Other	18,663	(159,172)	(9,300)	71,028

Income tax expense	$1,220,095	$4,124,847	$2,497,179	$1,144,289

NOTE 6       –   STOCKHOLDERS’ EQUITY

Redeemable cumulative preferred stock – The Company has authorized 20,000,000 shares of preferred stock with no par value. These shares, designated as Series A nonvoting preferred stock, have a redemption price equal to the original issue price of $1.00 per share, plus any accrued and unpaid dividends. The preferred stock is redeemable at any time by the Company. In addition, at any time after March 1, 2006, the holders of no less than 66-2/3% of the preferred stock may elect to require the Company to redeem all or a portion of the preferred stock at the redemption price. Since redemption by the holders is uncertain preferred stock is recorded as a component of stockholders’ equity.

Dividends on the preferred stock are due at a rate of 8% of the original issue price per share, compounding on previously accrued but unpaid dividends, and payable when declared by the Board of Directors. Accrued but unpaid dividends totaled $3,032,084 for the three months ended December 31, 2003, $2,736,718 and $1,618,195 for the years ended September 30, 2003 and 2002, respectively, and $569,449 for the period from inception (March 2, 2001) through September 30, 2001. No dividends had been paid by the Company through December 31, 2003. On January 30, 2004, all accrued dividends were paid by the Company.

Shareholders’ rights – GECC, Endeavour Capital (Endeavour), and Shawmut Equity Partners, LP (Shawmut) “collectively, the Shareholder Investors,” are shareholders of the Company. In addition, certain members of management (Management Investors) are shareholders of the Company. The Shareholder and Management Investors have participation rights that allow them the right to purchase their pro rata share of all equity security offerings, excluding the shares offered from the Stock Incentive Plan and shares issued in connection with an initial public offering.

The Management Investors have share put options that can require the Company or the Shareholder Investors to purchase their shares at fair market value under limited circumstances upon management’s termination, as defined in their agreements. Because of the limits on the circumstances and the uncertainty of the events that would have to occur to require repurchase, the shares held by the Management Investors are recorded as a component of stockholders’ equity. The Management Investors also have Tag-Along Rights that allow them to participate on a pro-rata basis in the event of a proposed sale of shares by the Shareholder Investors of 30% or more of their common stock. In the event the Shareholder Investors intend to sell all of their shares, they have a right to require the Management Investors to sell their shares on the same terms and conditions as the Shareholder Investors. At December 31, 2003 and September 30, 2003 and 2002, Management Investors held 239,640 shares of preferred stock and 2,914,272 shares of common stock.

NOTE 7       –   EARNINGS PER SHARE OF COMMON STOCK

Basic earnings per share of common stock excludes dilution and is computed by dividing income available to common stockholders, less preferred stock dividends, by the weighted average number of common shares outstanding for the year. Diluted earnings per share of common stock reflects the potential dilution that could occur if common shares were issued pursuant to the exercise of options under existing stock option plans. The following table illustrates the computations of basic and diluted earnings per share of common stock.

				For the Period
				From Inception
	Three			(March 2, 2001)
	Months Ended			Through
	December 31,	Years Ending September 30,		September 30,
	2003	2003	2002	2001

Basic earnings per share:
Net income, as reported	$1,912,713	$7,044,251	$4,037,598	$1,658,691
Less accrued preferred dividends	(295,366)	(1,118,523)	(1,048,746)	(569,449)

Income available to common stockholders	$1,617,347	$5,925,728	$2,988,852	$1,089,242

Weighted average common shares outstanding	13,922,844	13,932,785	13,868,634	12,908,061
Basic earnings per share of common stock	$0.12	$0.43	$0.22	$0.08

Diluted earnings per share:
Income available to common stockholders	$1,617,347	$5,925,728	$2,988,852	$1,089,242

Weighted average common shares outstanding	13,927,844	13,932,785	13,868,634	12,908,061
Net effect of dilutive stock options – based on the treasury stock method using average fair value for common stock options (1)	50,803	50,803	—	—

Weighted average common shares outstanding and common stock equivalents	13,973,647	13,983,588	13,868,634	12,908,061

Diluted earnings per share of common stock	$0.12	$0.42	$0.22	$0.08

(1) Fair value is determined by the Board of Directors and management.

NOTE 8       –   EMPLOYEE BENEFIT PLAN

The Company adopted the Poorman-Douglas Corporation 401(k) Plan effective March 2, 2001. Employees are eligible to participate on the first day of the month following 60 days of service. Participants may contribute up to the legal limit, which was $14,000 and $11,000 for the years ended September 30, 2003 and 2002, respectively. The Company contributes an amount equal to the lesser of a participant’s 401(k) contribution or 6% of compensation based on the participant’s months of service, as follows:

Matching
Months of Service	Percentage

Less than 12 months	0%
12 to 23 months	50%
24 to 35 months	75%
36 or more	100%

The Company made matching contributions of $124,577 for the three months ended December 31, 2003, $456,779 and $412,790 for the years ended September 30, 2003 and 2002, respectively, and $217,805 for the period from inception (March 2, 2001) through September 30, 2001. Additional profit sharing contributions are made at the discretion of the Company on an annual basis for the Company’s fiscal year. At December 31, 2003, and September 30, 2003 and 2002, the Company accrued discretionary contributions of $100,000, $400,000, and $265,000, respectively.

NOTE 9       –   STOCK INCENTIVE PLAN

The Company’s 2001 Stock Incentive Plan (the Plan) permits the Board of Directors to grant up to 3,032,480 shares of common stock and 910,632 shares of Series A cumulative redeemable preferred stock to employees, directors, officers, agents, consultants, and independent contractors of the Company. The Plan permits the grants of incentive stock options, nonstatutory stock options, stock awards, restricted stock, stock appreciation rights, and performance-based awards at fair value on the date of grant. The vesting terms of the award grants under the Plan are determined by the Board of Directors.

The shares granted under the Plan contain repurchase options to the shareholder. If the shareholder is terminated from employment with the Company or voluntarily leaves the Company, the Company shall have the option to purchase all or a portion of the shares (Option Shares) at either the current fair market value of the shares as determined by the Board of Directors or at the shares’ original exercise price as determined by the Plan. If the Company elects not to purchase the Option Shares, the Shareholder Investors may elect to purchase the Option Shares at either the current fair market value of the shares as determined by the Board of Directors or at the shares’ original exercise price as determined by the Plan. A shareholder who retires from the Company after age 62 may require the Company to repurchase, at fair value, all or any portion of the shares held upon reaching age 65.

During the period ended September 30, 2001, the Company offered and sold 55 units of restricted preferred and common stock pursuant to the Plan. A unit consists of 9,585.6 shares of Series A preferred stock and 8,288 shares of common stock at a price of $10,000 per unit, which equates to $1 per share of preferred stock and $.05 per share of common stock. No units were offered or sold during the three months ended December 31, 2003, and the year ended September 30, 2002. During the year ended September 30, 2003, Plan participants acquired 7.5 units of restricted preferred and common stock pursuant to the Plan at a price of $12,735 per unit, which equates to $1 per share of preferred stock and $.38 per share of common stock.

The stock options granted under the Plan vest over five years with 20% of the shares vesting each year and a ten-year expiration date. The Plan was amended to allow option holders a right to the early exercise of stock options and to receive restricted stock subject to the same vesting schedule as the original award. During the year ended September 30, 2003, an additional amendment to the Plan was adopted through which the number of options exercised are to be returned to the pool of shares available for future grant.

A summary of the status of Plan activity is presented in the following table:

	Preferred Shares		Common Shares
		Weighted		Weighted
		Average		Average
	Shares	Price	Shares	Price

Activity for the period from inception (March 2, 2001) through September 30, 2001:

Restricted stock granted	527,208	$1.00	455,840	$0.05
Stock options granted	—	$—	1,733,572	$0.05
Restricted stock exercised	(527,208)	$1.00	(455,840)	$0.05
Exercise of stock options	—	$—	(1,600,072)	$0.05

	Preferred Shares		Common Shares
		Weighted		Weighted
		Average		Average
	Shares	Price	Shares	Price

Options outstanding at September 30, 2001	—	$—	133,500	$0.05
Options vested and exercisable at September 30, 2001	—	$—	—	$—
Options reserved at September 30, 2001	9,586		23,048

Activity for the year ended September 30, 2002:

Forfeited unexercised options	—	$—	(3,500)	$0.05
Exercise of stock options	—	$—	(71,500)	$0.05

Options outstanding at September 30, 2002	—	$—	58,500	$0.05
Options vested and exercisable at September 30, 2002	—	$—	11,700	$0.05
Options reserved at September 30, 2002	9,586		23,048

Activity for the year ended September 30, 2003:

Restricted stock granted	71,895	$1.00	62,160	$0.38
Stock options granted	—	$—	57,000	$0.38
Restricted stock exercised	(71,895)	$1.00	(62,160)	$0.38
Exercise of stock options	—	$—	(50,000)	$0.38

Options outstanding at September 30, 2003, and December 31, 2003	—	$—	65,500	$0.09
Options vested and exercisable at September 30, 2003, and December 31, 2003	—	$—	23,400	$0.05
Options reserved at September 30, 2003, and December 31, 2003	369,045		847,568

During the year ended September 30, 2003, the Company reserved an additional 383,424 shares of preferred stock and 831,520 shares of common stock for issuance under the Plan. As of December 31, 2003, and September 30, 2003 and 2002, there were 369,045 and 9,586 preferred shares and 847,568 and 23,048 common shares, respectively, available for future grant under the Plan.

Upon the sale of the Company to EPIQ on January 30, 2004, all remaining unvested shares become vested and immediately exercisable.

NOTE 10     –   RELATED-PARTY TRANSACTIONS

GECC, Endeavour, and Shawmut are shareholders of, and have engaged in transactions with, the Company. The Company has a line of credit with GECC as discussed in Note 4. The Company recognized Corporate Services revenues of $1,116,078, $4,842,297, $4,686,950, and $1,196,771 to GECC through a third-party customer for the three months ended December 31, 2003, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001, respectively. There were no amounts payable to or receivable from GECC as of December 31, 2003, and September 30, 2003, or 2002.

Endeavour and Shawmut both have management agreements with the Company. Pursuant to these agreements, Endeavour and Shawmut each charge the Company an annual management fee of $100,000 payable in monthly installments. For the three months ended December 31, 2003, the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001, the Company paid $50,000, $200,000, $232,286, and $143,412, respectively, to Endeavour and Shawmut pursuant to the management agreements and for reimbursement of expenses.

NOTE 11     –   COMMITMENTS AND CONTINGENCIES

Operating lease commitments – The Company has contracted with a vendor to provide equipment rental, equipment maintenance, and information technology services and support. The Company is obligated to pay $72,794 each month for the duration of the contract which extends through December 31, 2008.

In September 2003, the Company entered into a transaction for the sale and lease back of its corporate headquarters building. The underlying lease is an operating lease that expires in September 2015 and includes a fixed escalation clause.

Minimum future lease payments required under these and other leases are as follows:

Nine months ending September 30,	2004	$983,402

Years ending September 30,	2005	1,132,412
	2006	1,136,614
	2007	1,139,608
	2008	915,752
	Thereafter	7,173,084

		$12,480,872

Rent expense was $411,956, $618,405, $1,091,690, and $529,000 for the three months ended December 31, 2003, for the years ended September 30, 2003 and 2002, and for the period from inception (March 2, 2001) through September 30, 2001, respectively.

Legal contingencies – The Company may become a defendant in certain claims and legal actions arising in the normal course of business. In the opinion of management, after consultation with the legal counsel, there are no matters presently known to management that are expected to have a material adverse effect on the consolidated financial condition of the Company.

(b)           Pro forma financial information

The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2003 gives effect to the acquisition by EPIQ Systems, Inc. (the “Company”) of P-D Holding Corp. and Subsidiaries (“Poorman-Douglas”) as if it occurred on January 1, 2003.  The unaudited condensed combined balance sheet as of December 31, 2003 gives effect to the acquisition of Poorman-Douglas as if it occurred on December 31, 2003.

In the opinion of management, the pro forma adjustments, as described in the accompanying footnotes, represent all adjustments necessary to present the Company’s pro forma results of operations and financial position in accordance with Article 11 of Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.  The pro forma information may not necessarily be indicative of what the Company’s results of operations or financial position would have been had the transaction been consummated on the dates indicated, nor is such information necessarily indicative of the Company’s results of operations or financial position for any future period or date.

The total cost of the transaction will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the time the transaction was consummated.  The values assigned to assets acquired and liabilities assumed have been allocated in the accompanying pro forma condensed combined financial statements based on preliminary appraisal estimates which are in process.  The actual allocation is subject to finalization of the appraisal and the determination of any working capital or other contractual adjustments.  The actual allocation of the purchase cost and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein.

The unaudited pro forma condensed combined financial statements and accompanying notes thereto should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and in conjunction with the Poorman-Douglas audited financial statements contained above in this Current Report on Form 8-K/A.

EPIQ SYSTEMS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2003

(Unaudited)

(In Thousands)

	EPIQ Systems, Inc.	Poorman- Douglas	Pro forma Adjustments		Pro forma Combined
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$30,347	$5,994	$(25,991	) d	$10,350
Accounts receivable, trade, net of allowance for doubtful accounts	11,337	13,345	(70	) b	24,612
Other current assets	3,674	2,182	(244	) a	11,442
			5,830	b
Current assets held for sale	1,304	—	—		1,304
Total Current Assets	46,662	21,521	(20,475)		47,708

LONG-TERM ASSETS:
Property, equipment and software, net	14,685	5,600	3,135	b	23,420
Goodwill	64,188	10,772	85,945	b	150,133
			(10,772	) a
Other intangibles, net of accumulated amortization	16,325	—	15,500	b	31,825
Other long-term assets	67	1,936	(1,841	) b	2,635
			2,473	c
Total Long-term Assets	95,265	18,308	94,440		208,013
TOTAL ASSETS	$141,927	$39,829	$73,965		$255,721

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$1,998	$2,864	$—		$4,862
Current maturities of long-term obligations	66	—	13,500	c	13,566
Other current liabilities	4,438	3,792	7,973	b	16,203
Current liabilities held for sale	1,137	—	—		1,137
Total Current Liabilities	7,639	6,656	21,473		35,768

LONG-TERM LIABILITIES:
Long-term obligations	—	—	78,500	c	78,500
Other long-term liabilities	5,033	5,264	(5,264	) a	12,198
			7,165	b
Total Long-term Liabilities	5,033	5,264	80,401		90,698

STOCKHOLDERS’ EQUITY:
Preferred stock	—	15,556	(15,556	) a	—
Common stock	178	732	(732	) a	178
Additional paid-in capital	101,890	—	—		101,890
Retained earnings	27,187	11,621	(11,621	) a	27,187
Total Stockholders’ Equity	129,255	27,909	(27,909)		129,255
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$141,927	$39,829	$73,965		$255,721

See notes to pro forma condensed combined financial information.

EPIQ SYSTEMS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2003
(Unaudited)
(In Thousands, Except Per Share Data)

	EPIQ Systems, Inc.	Poorman- Douglas	Pro Forma Adjustments		Pro Forma Combined

OPERATING REVENUES	$67,936	$63,618	$—		$131,554

COST OF SALES	20,277	44,217	—		64,494

GROSS PROFIT	47,659	19,401	—		67,060

OPERATING EXPENSES	23,052	7,901	4,092	e	35,045

INCOME FROM OPERATIONS	24,607	11,500	(4,092)		32,015

INTEREST INCOME (EXPENSE):
Interest income	284	—	—		284
Interest expense	(201)	(443)	(6,304	) c	(6,948)
Net Interest Income (Expense)	83	(443)	(6,304)		(6,664)

OTHER INCOME	—	112	—		112

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	24,690	11,169	(10,396)		25,463

PROVISION (BENEFIT) FOR INCOME TAXES	10,165	4,125	(4,086	) f	10,204

INCOME FROM CONTINUING OPERATIONS	$14,525	$7,044	$(6,310)		$15,259

INCOME PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.82				$0.87
Diluted	$0.80				$0.84

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,619				17,619
Diluted	18,104				18,104

See notes to pro forma condensed combined financial information.

EPIQ SYSTEMS, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(Unaudited)
(In Millions)

On January 30, 2004, EPIQ Systems, Inc. (the “Company”) acquired 100% of the equity of P-D Holding Corp. and Subsidiaries (“Poorman-Douglas”), for approximately $115 million in cash.  As described in our Form 8-K filed on February 13, 2004, the Company funded the acquisition with a combination of cash on hand and borrowings under the $100 million credit facility established January 30, 2004.

The unaudited pro forma condensed combined balance sheet as of December 31, 2003 was derived from the Company’s audited balance sheet as of December 31, 2003 included in its Form 10-K filed on March 9, 2004 and from Poorman-Douglas’s audited balance sheet as of December 31, 2003 included in this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined income statement for the year ended December 31, 2003 was derived from the Company’s audited income statement for the year ended December 31, 2003 included in its Form 10-K filed on March 9, 2004 and from Poorman-Douglas’s audited income statement for the year ended September 30, 2003 included in this Current Report on Form 8-K/A.

The accompanying pro forma condensed combined financial statements have been prepared in accordance with the following assumptions:

a.     The acquisition is accounted for utilizing the purchase method of accounting.  Goodwill, the deferred gain on sale of real estate, and purchased equity do not have future value to the Company and have been eliminated.

b.     In accordance with the purchase method of accounting, the acquired assets of Poorman-Douglas are adjusted to their respective fair values on a preliminary basis.  The purchase price allocation will be finalized upon completion of additional valuation procedures.  The preliminary pro forma purchase price allocation is based on the balance sheet of Poorman-Douglas as of December 31, 2003 (the actual purchase price allocation will differ from the preliminary pro-forma presentation as the Company will record the fair value of assets and liabilities resulting from the purchase as of January 30, 2004, the acquisition date).  The components of the transaction assumed in the pro forma condensed combined balance sheet are outlined as follows (in millions):

Purchase price, net of acquisition costs	$114.3
Capitalizable acquisition costs	1.5
Less fair value of net tangible assets acquired	(17.3)
Less fair value of identifiable intangible assets acquired	(15.5)
Plus net acquisition related tax adjustments	2.9

Goodwill	$85.9

Preliminary purchase price adjustments include:

•      The customer backlog acquired, with an estimated fair value of $6.2 million, is amortized over 3 years using the straight-line method.

•      The non-compete agreement acquired, with an estimated fair value of $5.9 million, is amortized over 5 years, the life of the agreement, using the straight-line method.

•      The trade name acquired, with an estimated fair value of $1.1 million, is amortized over 2 years using the straight-line method.

•      The customer relationships acquired, with an estimated fair value of $2.3 million, is amortized over 12 years using the straight-line method.

•      The property, equipment and computer software acquired, with an estimated fair value of $8.7 million, is amortized using the straight-line method over the estimated life of each underlying asset.  The historical cost of property, equipment and software included on Poorman-Douglas’s balance sheet at December 31, 2003 was $5.6 million.

•      Accrual of $8.0 million, primarily related to the tax withholding resulting from the vesting, in conjunction with the acquisition, of Poorman-Douglas’s restricted stock held by employees of Poorman-Douglas.  On vesting, the excess of the per share purchase price paid by the Company over the employee’s per share cost basis, multiplied by the number of shares held, is taxable income to each employee.

•      The income tax adjustments result primarily from the establishment of $7.2 million of deferred tax liabilities related to the adjustment of tangible assets and identifiable intangible assets to their respective fair values, the reversal of a $1.8 million deferred tax asset related to the derecognition of a deferred liability related to a prior period gain on the sale real estate, and the recognition of a $5.8 million income tax receivable.  The income tax receivable results from the vesting, in conjunction with the acquisition, of Poorman-Douglas’s restricted stock held by employees of Poorman-Douglas.  On vesting, the excess of the per share purchase price paid by the Company over the employee’s per share cost basis, multiplied by the number of shares held, is taxable income to each employee.  Poorman-Douglas receives a tax deduction in the same amount as the aggregate taxable income realized on vesting by the employees.

c.     The Company funded the acquisition with a combination of cash-on-hand and $92 million in borrowings under the $100 million credit facility.  The credit facility consists of a $45 million senior term loan, a $30 million subordinated term loan and a $25 million senior revolving credit loan.  The senior term loan requires quarterly principal payments of $4.5 million beginning April 30, 2004, and matures on July 31, 2006.  The subordinated term loan and the revolving loan require interest only payments and mature on December 31, 2006, and July 31, 2006, respectively.  Interest expense has been adjusted to reflect the borrowings under the new credit facility used to finance the acquisition as well as amortization of $2.5 million of loan origination and related fees.

d.    The pro forma adjustment for cash is comprised of the following:

Amount
(in millions)
Acquisition of Poorman-Douglas	$114.3
Acquisition costs paid at closing	1.2
Loan fees	2.5
Less: Borrowings	(92.0)
Decrease in cash	$26.0

e.     Operating expenses have been adjusted by $4.1 million to reflect the increase in expense resulting from amortization of acquired intangible assets.  Non-capitalizable acquisition costs in the amount of $1.4 million have been excluded from the pro forma income statement as these costs are nonrecurring.

f.      The tax effect of these adjustments is calculated using Poorman-Douglas’s statutory tax rate of 39.3%.